EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-144423, 333-136416, 333-136415, 333-129522, 333-119525, 333-119524, 333-104261, 333-07957, 333-98307, 333-75215, 333-46324, 333-98309, 333-73586 and 333-73576) and Form S-3 (Nos. 333-143324, 333-115627 and 333-98237) of Neurogen Corporation of our report dated March 17, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
March 17, 2008